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                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                                      Pursuant to Section 13 or 15(d) of the
                                          Securities Exchange Act of 1934

                          Date of Report (Date of earliest event reported): June 27, 2001

                                               EDISON INTERNATIONAL
                              (Exact name of registrant as specified in its charter)

                 CALIFORNIA                           001-9936                              95-4137452
     (State or principal jurisdiction of          (Commission file                       (I.R.S. employer
       incorporation or organization)                  number)                          identification no.)

                                             2244 Walnut Grove Avenue
                                                  (P.O. Box 800)
                                            Rosemead, California 91770
                           (Address of principal executive offices, including zip code)

                                                   626-302-2222
                               (Registrant's telephone number, including area code)

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Items 1 through 4, 6, 8 and 9 are not included because they are inapplicable.

Item 5.  Other Events

On July 2, 2001, Mission Energy Holding Company, a wholly-owned indirect subsidiary of Edison International, issued and sold $800 million of 13.50% Senior Secured Notes due 2000 and entered into an agreement for a
$385 million senior secured term loan.  Proceeds of the notes and term loan will be used by Edison International to repay indebtedness maturing in 2001, as discussed below.  Edison International issued a press release announcing the closing of the transactions and setting forth the terms of the notes and loan.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by this reference.

On June 27, 2001, Edison Enterprises, another wholly-owned, indirect subsidiary of Edison International, entered into an agreement to sell all of the capital stock of Edison Select to ADT Security Services, Inc., a unit of
Tyco International Ltd.  Edison Select is a wholly-owned subsidiary of Edison International and Edison
Enterprises that is principally engaged in the businesses of providing residential security services and residential electrical warranty repair services.  Edison International guaranteed the obligations of Edison
Enterprises under the sale agreement.  Edison International anticipates that the sale will be completed in August
2001.  A copy of the press release issued by Edison International announcing the transaction is attached as
Exhibit 99.2.

Edison Enterprises also has entered into a letter of intent to sell substantially all of the assets of Edison
Source to the current management of Edison Source.  Edison Source is a wholly-owned subsidiary of Edison
International and Edison Enterprises that is principally engaged in the business of providing commercial energy management programs.

Edison International plans to use the proceeds from the sales transactions at Edison Enterprises to repay indebtedness maturing in 2001, as discussed below.  Edison International expects that the sales will result in a net after-tax write-off of $117 million in the second quarter of 2001.

At June 30, 2001, Edison International had a cash balance of $186 million (including a recent dividend of $59 million from Mission Land Company, a wholly-owned indirect subsidiary, funded by proceeds from asset sales).  Net proceeds to Edison International from the notes and term loan described above were $809 million (after funding a two-year interest escrow account, discounts and issuance costs).  During the rest of 2001, Edison International expects to have sources of additional cash as follows:  (1) approximately $210 million of net proceeds after transaction and closing costs from the sales of the stock of Edison Select and substantially all of the assets of
Edison Source, described above; (2) third and fourth quarter dividends totaling $65 million from Edison Mission
Energy, a wholly-owned indirect subsidiary; (3) $55 million of net tax sharing payments from Edison Mission
Energy under existing income tax allocation agreements; and (4) $6 million of interest income.  The combination of cash on hand, net proceeds from the notes and term loan, and additional cash items occurring later in 2001 results in total sources of cash of $1.331 billion during 2001.

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On July 2, 2001, using proceeds from the notes and term loan, Edison International repaid the entire outstanding principal amount of $618 million of its existing bank credit facility, plus interest of approximately $6 million.  That credit facility was originally due on May 14, 2001, but the bank lenders agreed to extend the maturity date to June 30, 2001 and to forbear from exercising remedies under the credit facility due to cross-defaults by Southern California Edison Company.  The bank credit facility has now been terminated; and
there are no remaining cross-defaults or other defaults as to Edison International.

During the remainder of 2001, using proceeds from the notes and term loan and the other sources of cash described above, Edison International expects to be able to repay principal and interest on $250 million of floating rate notes due July 18, 2001 and $350 million of floating rate notes due November 1, 2001, make the regular semiannual interest payment of $26 million on $750 million of notes maturing September 15, 2004, meet expected working capital and overhead expenses of $21 million, and have a cash balance of approximately $46 million at December
31, 2001.

This report contains forward-looking statements about future events, such as the closing of transactions and the availability and uses of cash.  In this report, the words "expects," "anticipates," "plans," "estimates," and other similar expressions are intended to identify forward-looking information that involves risks and uncertainties.  Actual results or outcomes could differ materially as a result of such important factors as the ability (or inability) of Edison International to complete pending and planned sales of assets and other transactions; the performance of Edison International's operating subsidiaries; legislative enactments; the outcome of regulatory and judicial proceedings; the actions of securities rating agencies; changes in prices of electricity and fuel costs; the availability of credit; changes in financial market conditions; and other unforeseen events.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Not applicable

(b)      Not applicable

(c)      Exhibits

         99.1     Press release of Edison International announcing closing of debt financing and term loan

         99.2     Press release of Edison International announcing agreement to sell Edison Select

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                                                    SIGNATURES

Pursuant to the  requirements  of the  Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                           EDISON INTERNATIONAL
                                                                (Registrant)

                                                            KENNETH S. STEWART
                                                 -------------------------------------------------
                                                            KENNETH S. STEWART
                                                 Assistant General Counsel and Assistant Secretary

July 11, 2001